UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    July 17, 2003




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                      1-10294                        72-0724532
(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333






Item 7(c).  Exhibits

         The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD and pursuant to Item 12 hereof (reported herein under Item 9 in accordance with the guidance provided in SEC Release No. 33-8216) as a part of this current report on Form 8-K.

Exhibit No.                Description

99.31                      News Release issued by the Registrant
                           on July 17, 2003


Item 9. Regulation FD Disclosure (Item 12. Results of Operations and Financial Condition)

         The following information and exhibit is being furnished under Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition):

         On July 17, 2003, Hibernia Corporation issued a news release dated July 17, 2003, announcing its financial results for the quarter ended June 30, 2003. A copy of the news release is attached as an exhibit hereto and incorporated by reference into this Item 9 and into Item 12.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HIBERNIA CORPORATION
                                           (Registrant)


Date: July 17, 2003                    By:   /s/ Cathy E. Chessin
                                          -------------------------------------
                                          Cathy E. Chessin
                                          Executive Vice President, Secretary
                                          and Corporate Counsel



                                  EXHIBIT INDEX

Exhibit No.                Description                              Page No.

99.31                News Release Issued by the                        3
                     Registrant on July 17, 2003






                                                              EXHIBIT 99.31

FOR IMMEDIATE RELEASE
July 17, 2003

MEDIA INQUIRIES:                        INVESTOR INQUIRIES:
Steven Thorpe--Vice President,          Trisha Voltz--Senior Vice President
Public Relations                        and Manager, Investor Relations
Office: (504) 533-2753                  Office: (504) 533-2180
E-mail: sthorpe@hibernia.com            E-mail: tvoltz@hibernia.com


--------------------------------------------------------------------------------
          Hibernia Reports Second-Quarter Net Income of $61.4 Million;
               Loans, Deposits Grow; Assets Approach $18 Billion
--------------------------------------------------------------------------------

      NEW ORLEANS - Hibernia Corporation today reported second-quarter 2003 earnings per common share (EPS) of $0.40, unchanged from a year earlier, and $0.76 for the first six months of 2003, compared to $0.77 a year earlier. EPS assuming dilution was $0.39 for second-quarter 2003, unchanged from a year earlier, and $0.75 for the first six months of 2003, compared to $0.76 for the first half of 2002. Excluding an after-tax per-share charge of $0.03 related to a previously announced reduction in force in the second quarter, EPS assuming dilution would have been $0.42. Because this is a non-recurring charge, management believes this is an appropriate indication of company operating performance.
      Second-quarter 2003 net income totaled $61.4 million, down 2% from $62.5 million a year earlier. For the first half of 2003, net income was $117.6 million, down 3% from $121.8 million for the same period in 2002.
      In addition to the $0.03 after-tax per-share charge related to the reduction in force, second-quarter 2003 results include:
o An after-tax per-share charge of $0.12 resulting from a $28 million non-cash expense for the temporary impairment of mortgage-servicing rights (MSR).
o An after-tax per-share gain of $0.04 resulting from a $10.2 million gain from the sale of investment securities.
o An after-tax per-share gain of $0.02 resulting from a $5.3 million gain from the sale of loans from the mortgage portfolio.
      "We had a good quarter in many respects," said President and CEO Herb Boydstun. "Although earnings were significantly impacted by an additional MSR impairment charge resulting from the lowest interest-rate environment in four decades, Hibernia's fundamentals are strong, asset quality and capital are solid, and our growth opportunities continue to be good. We're making progress in Texas, with the opening of a second commercial financial center, three branches under construction and more than 15 additional sites that are either under contract or in negotiations to purchase.
      "We're building Hibernia for the future by maintaining a sound, disciplined business strategy designed to position the company for growth when market conditions improve," Boydstun added.
      Hibernia's assets approached $18 billion at June 30, 2003, an increase of more than $1.6 billion, or 10%, from a year ago, despite a very soft economy. During the same period, the company saw across-the-board loan and deposit growth, with loans up 4% and deposits up 7%. Contributing to a 28% increase in noninterest-bearing deposits was a 185% increase in mortgage demand deposit account balances in second-quarter 2003 compared to a year ago and the continued success of the company's Completely Free Checking(SM) program. It also helped drive a 27% increase in card-related fees and 13% growth in service charges on deposits.
      "Our sales culture continues to improve as we focus on obtaining more of our clients' business and attracting new customers," said Boydstun. "Asset quality remains good, and second-quarter provision expense and net charge-offs were lower than a year earlier."
      The extraordinarily low interest-rate environment continued to impact Hibernia's net interest margin, which was 4.32% for second-quarter 2003, down 34 basis points from a year earlier. As management expected, the rate of compression slowed during the second quarter, declining 10 basis points from first-quarter 2003. Contributing to the margin compression in the first half of 2003 was the continued increase in the rate of prepayments of mortgage-backed securities as mortgage-loan refinancing remained high. Those securities have been replaced with lower-yielding, shorter-term instruments. The yield on the company's investment portfolio for second-quarter 2003 was 4.20%, down 121 basis points from a year earlier. Management currently expects additional margin compression as a result of the sale of approximately $430 million of earning assets during second-quarter 2003.
      Revenue was $242.0 million in second-quarter 2003, down 7% from $260.1 million a year earlier. The decline was primarily due to the increased MSR impairment charges and amortization, which are netted against mortgage revenue.
      At March 31, 2003, the temporary MSR impairment reserve totaled $53.0 million. During second-quarter 2003, Hibernia recorded $28.0 million of additional temporary impairment expenses and reclassified $19.9 million of the company's MSR impairment from temporary to permanent. At June 30, 2003, the temporary MSR impairment reserve totaled $61.1 million, compared to $17.0 million a year earlier.
      As noted above, the company recorded a $10.2 million gain on the sale of securities in the second quarter and a $5.3 million gain related to the sale of loans from the mortgage portfolio. "As we recognized permanent MSR impairment for the first time, we determined it was appropriate to record some gains to offset a portion of the permanent impairment," said Boydstun.
      Although MSR impairment expense has been significant, Boydstun said mortgage banking remains an important part of the company's business. Hibernia originated a record $2.1 billion in mortgage loans in the second quarter. Origination and servicing fees totaled $9.3 million, and gains on sales of mortgage loans were $19.1 million, which includes the $5.3 million gain related to the sale of loans from the mortgage portfolio. The mortgage pipeline at the end of second-quarter 2003 totaled a record $1.6 billion.
      Because of the continued low interest-rate environment, management currently believes that 2003 EPS assuming dilution and including the $0.03 after-tax per-share charge related to the reduction in force in the second quarter may be closer to the low end of the range of the company's guidance, which is $1.63 to $1.69. This guidance does not include any more temporary impairment or reversal of MSR impairment in the second half of the year, although either of these may occur.

Asset quality
      Asset quality remains in line with management's expectations.
o The provision for loan losses totaled $13.0 million for second-quarter 2003, down 35% from $20.0 million a year earlier and down 27% from $17.8 million for first-quarter 2003.
o Net charge-offs also declined to $12.7 million for second-quarter 2003, compared to $12.9 million a year earlier and $17.6 million for first-quarter 2003. The net charge-offs for second-quarter 2003 were at the lowest level since first-quarter 2000.
o The net charge-off ratio for second-quarter 2003 was 0.44%, compared to 0.46% a year earlier and 0.61% for first-quarter 2003. By category, the net charge-off ratio was: consumer, 0.55%, compared to 0.45% and 0.69%; commercial, -0.03%, compared to 0.12% and 0.38%; and small-business, 0.67%, compared to 0.89% and 0.70%.
o Nonperforming assets at June 30, 2003, were $64.7 million, compared to $70.8 million a year earlier and $59.6 million at March 31, 2003.
o Nonperforming loans at June 30, 2003, were $57.2 million, compared to $63.4 million a year earlier and $52.0 million at March 31, 2003.
o The nonperforming asset ratio at the end of second-quarter 2003 was 0.55%, compared to 0.62% a year earlier and 0.52% at March 31, 2003, and the nonperforming loan ratio was 0.48%, compared to 0.56% and 0.45%.
o Reserve coverage of nonperforming loans was 373% at June 30, 2003, compared to 335% a year earlier and 410% at March 31, 2003. Reserve coverage of total loans was 1.80%, compared to 1.87% a year earlier and 1.84% at March 31, 2003.

Texas expansion
      Hibernia's Texas expansion program, first announced a year ago, continues to move forward. Earlier this week, the company opened its second commercial financial center in Texas. The new center is located in Houston and includes commercial relationship managers and specialists. Sales calls to middle-market commercial customers have been under way in the Houston market since June.
      Hibernia has begun constructing its first three branches in North Texas and signed agreements to purchase six more sites in the area. Site selection for additional locations in the Dallas market continues, and selection of branch sites in the Houston area is under way.
      "Our careful, methodical approach to site selection is designed to give us maximum exposure to new customers in communities with economic growth that exceeds the national average," said John Laing, chief consumer and business banking officer for Texas. "We expect to open our first new branches in North Texas by the end of the year, followed by additional branch openings every few months after that."


Strong capital position
      Hibernia remains well-capitalized, with the leverage ratio as of June 30, 2003, at 8.39%, compared to 8.37% a year earlier. During the second quarter, Hibernia repurchased approximately 1.4 million shares of its common stock under a plan announced in October that authorizes the buyback of up to 3.5 million shares over 12 months. The company has repurchased approximately 2.9 million shares under that plan.

Stock repurchase plan announced
      In addition, Hibernia announced today that its board of directors has authorized the company to begin another buyback program of up to 3.5 million shares of its common stock through mid-July 2004.
     "We believe the repurchase of our stock at its current value is a prudent use of our capital at this time," said Boydstun.

Additional results
      Other second-quarter 2003 results, compared to second-quarter 2002, include the following:
o  Deposits: $13.7 billion at June 30, 2003, up 7% from $12.8 billion.
o  Loans: $11.9 billion, up 4% from $11.3 billion.
o  Net interest income: $173.8 million, down 1% from $174.7 million.
o Noninterest income: $76.7 million, compared to $76.8 million. Included in the second-quarter 2003 amount are the previously mentioned $28.0 million non-cash expense for the temporary MSR impairment and the $10.2 million net gain from the sale of securities. Included in the second-quarter 2002 amount are net securities losses of $6.6 million and a $1.7 million non-cash expense for temporary MSR impairment.
o Noninterest expense: $142.8 million, up 5% from $135.4 million. Included in the second-quarter 2003 amount are charges associated with the reduction in force mentioned earlier.
o Efficiency ratio: 59.00%, compared to 52.07%. The increase is primarily the result of the $28.0 million provision for the temporary MSR impairment.
      A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at noon CT today on the company's Internet site at www.hibernia.com or through http://www.hibernia.com/Investor_Relations/Pages/IR_FrontDoor/
0,2469,4162,00.html. The conference also will be available in archived format at the same address through July 31.
      Hibernia, a Forbes 500 company, has $17.9 billion in assets and 263 locations in 34 Louisiana parishes and in 18 Texas and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.


--------------------------------------------------------------------------------
Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, the level of success of the company's asset/liability management strategies as well as its marketing, product development, sales and other strategies, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.
--------------------------------------------------------------------------------







FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                                 THREE MONTHS ENDED
($ in thousands, except per-share data)                      -----------------------------------------------------------------
                                                               June 30          June 30                 March 31
                                                                2003            2002        CHANGE       2003        CHANGE
                                                             -----------     ------------  ---------- -----------   ----------

  Interest income                                              $231,486         $247,494       (6)%     $230,758         - %
  Interest expense                                               57,669           72,763      (21)        59,027        (2)
                                                             -----------     ------------             -----------
      Net interest income                                       173,817          174,731       (1)       171,731         1
  Provision for loan losses                                      13,000           20,000      (35)        17,750       (27)
                                                             -----------     ------------             -----------
      Net interest income after provision                       160,817          154,731        4        153,981         4
                                                             -----------     ------------             -----------
  Noninterest income:
      Service charges on deposits                                38,394           34,051       13         35,861         7
      Card-related fees                                          12,651            9,980       27         11,076        14
      Mortgage banking                                          (13,921)           5,356     (360)        (4,943)     (182)
      Retail investment fees                                      7,142            8,171      (13)         6,520        10
      Trust fees                                                  5,556            6,331      (12)         6,068        (8)
      Insurance                                                   4,573            3,929       16          4,754        (4)
      Investment banking                                          3,614            5,763      (37)         2,831        28
      Other service, collection and exchange charges              4,918            5,086       (3)         5,020        (2)
      Other operating income                                      3,542            4,670      (24)         5,282       (33)
      Securities gains (losses), net                             10,191           (6,563)     255              9       N/M
                                                             -----------     ------------             -----------
            Noninterest income                                   76,660           76,774        -         72,478         6
                                                             -----------     ------------             -----------
  Noninterest expense:
      Salaries and employee benefits                             78,245           73,501        6         74,606         5
      Occupancy and equipment                                    18,144           16,974        7         17,248         5
      Data processing                                             8,895            8,476        5          9,418        (6)
      Advertising and promotional expense                         5,478            5,078        8          6,962       (21)
      Stationery and supplies, postage and telecommunications     6,218            6,226        -          6,674        (7)
      Amortization of intangibles                                 1,285            1,513      (15)         1,339        (4)
      Other operating expense                                    24,498           23,677        3         23,916         2
                                                             -----------     ------------             -----------
            Noninterest expense                                 142,763          135,445        5        140,163         2
                                                             -----------     ------------             -----------
  Income before income taxes                                     94,714           96,060       (1)        86,296        10
  Income tax expense                                             33,333           33,525       (1)        30,096        11
                                                             -----------     ------------             -----------
  Net income                                                    $61,381          $62,535       (2)%      $56,200         9 %
                                                             ===========     ============             ===========

  Net income per common share                                     $0.40            $0.40        - %        $0.36        11 %
  Net income per common share - assuming dilution                 $0.39            $0.39        - %        $0.36         8 %
  Return on average assets                                         1.39 %           1.52 %    (13)bp        1.29 %      10 bp
  Return on average equity                                        14.26 %          15.61 %   (135)bp       13.24 %     102 bp


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                    SIX MONTHS ENDED
($ in thousands, except per-share data)                      ----------------------------------------
                                                               June 30          June 30
                                                                2003            2002        CHANGE
                                                             -----------     ------------  ----------

  Interest income                                              $462,244         $493,733       (6)%
  Interest expense                                              116,696          148,084      (21)
                                                             -----------     ------------
      Net interest income                                       345,548          345,649        -
  Provision for loan losses                                      30,750           47,500      (35)
                                                             -----------     ------------
      Net interest income after provision                       314,798          298,149        6
                                                             -----------     ------------
  Noninterest income:
      Service charges on deposits                                74,255           65,715       13
      Card-related fees                                          23,727           18,769       26
      Mortgage banking                                          (18,864)          16,601     (214)
      Retail investment fees                                     13,662           16,260      (16)
      Trust fees                                                 11,624           12,674       (8)
      Insurance                                                   9,327            7,988       17
      Investment banking                                          6,445            8,759      (26)
      Other service, collection and exchange charges              9,938           10,270       (3)
      Other operating income                                      8,824            9,308       (5)
      Securities gains (losses), net                             10,200           (9,971)     202
                                                             -----------     ------------
            Noninterest income                                  149,138          156,373       (5)
                                                             -----------     ------------
  Noninterest expense:
      Salaries and employee benefits                            152,851          144,059        6
      Occupancy and equipment                                    35,392           34,018        4
      Data processing                                            18,313           16,856        9
      Advertising and promotional expense                        12,440           10,399       20
      Stationery and supplies, postage and telecommunications    12,892           12,472        3
      Amortization of intangibles                                 2,624            3,097      (15)
      Other operating expense                                    48,414           46,288        5
                                                             -----------     ------------
            Noninterest expense                                 282,926          267,189        6
                                                             -----------     ------------
  Income before income taxes                                    181,010          187,333       (3)
  Income tax expense                                             63,429           65,562       (3)
                                                             -----------     ------------
  Net income                                                   $117,581         $121,771       (3)%
                                                             ===========     ============

  Net income per common share                                     $0.76            $0.77       (1)%
  Net income per common share - assuming dilution                 $0.75            $0.76       (1)%
  Return on average assets                                         1.34 %           1.48 %    (14)bp
  Return on average equity                                        13.75 %          15.28 %   (153)bp


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                                            QUARTER ENDED
($ in thousands, except per-share data)                     ---------------------------------------------------
                                                               June 30            March 31          December 31
                                                                2003               2003               2002
                                                            -------------       ------------       ------------

  Interest income                                               $231,486           $230,758           $240,679
  Interest expense                                                57,669             59,027             64,256
                                                            -------------       ------------       ------------
      Net interest income                                        173,817            171,731            176,423
  Provision for loan losses                                       13,000             17,750             15,000
                                                            -------------       ------------       ------------
      Net interest income after provision                        160,817            153,981            161,423
                                                            -------------       ------------       ------------
  Noninterest income:
      Service charges on deposits                                 38,394             35,861             37,144
      Card-related fees                                           12,651             11,076             10,861
      Mortgage banking                                           (13,921)            (4,943)             3,642
      Retail investment fees                                       7,142              6,520              6,200
      Trust fees                                                   5,556              6,068              5,693
      Insurance                                                    4,573              4,754              3,860
      Investment banking                                           3,614              2,831              3,309
      Other service, collection and exchange charges               4,918              5,020              5,792
      Other operating income                                       3,542              5,282              2,444
      Securities gains (losses), net                              10,191                  9             (1,983)
                                                            -------------       ------------       ------------
            Noninterest income                                    76,660             72,478             76,962
                                                            -------------       ------------       ------------
  Noninterest expense:
      Salaries and employee benefits                              78,245             74,606             72,598
      Occupancy and equipment                                     18,144             17,248             17,150
      Data processing                                              8,895              9,418              9,245
      Advertising and promotional expense                          5,478              6,962              6,037
      Stationery and supplies, postage and telecommunications      6,218              6,674              6,723
      Amortization of intangibles                                  1,285              1,339              1,390
      Other operating expense                                     24,498             23,916             25,583
                                                            -------------       ------------       ------------
            Noninterest expense                                  142,763            140,163            138,726
                                                            -------------       ------------       ------------
  Income before income taxes                                      94,714             86,296             99,659
  Income tax expense                                              33,333             30,096             34,729
                                                            -------------       ------------       ------------
  Net income                                                     $61,381            $56,200            $64,930
                                                            =============       ============       ============

  Net income per common share                                      $0.40              $0.36              $0.42
  Net income per common share - assuming dilution                  $0.39              $0.36              $0.41
  Return on average assets                                          1.39 %             1.29 %             1.53 %
  Return on average equity                                         14.26 %            13.24 %            15.66 %


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                                 QUARTER ENDED
($ in thousands, except per-share data)                     --------------------------------
                                                             September 30          June 30
                                                                2002               2002
                                                            -------------       ------------

  Interest income                                               $252,682           $247,494
  Interest expense                                                70,517             72,763
                                                            -------------       ------------
      Net interest income                                        182,165            174,731
  Provision for loan losses                                       18,125             20,000
                                                            -------------       ------------
      Net interest income after provision                        164,040            154,731
                                                            -------------       ------------
  Noninterest income:
      Service charges on deposits                                 35,998             34,051
      Card-related fees                                           10,319              9,980
      Mortgage banking                                            (8,741)             5,356
      Retail investment fees                                       8,028              8,171
      Trust fees                                                   6,027              6,331
      Insurance                                                    4,289              3,929
      Investment banking                                           2,965              5,763
      Other service, collection and exchange charges               4,707              5,086
      Other operating income                                       5,407              4,670
      Securities gains (losses), net                              (1,399)            (6,563)
                                                            -------------       ------------
            Noninterest income                                    67,600             76,774
                                                            -------------       ------------
  Noninterest expense:
      Salaries and employee benefits                              72,607             73,501
      Occupancy and equipment                                     17,053             16,974
      Data processing                                              8,459              8,476
      Advertising and promotional expense                          6,035              5,078
      Stationery and supplies, postage and telecommunications      6,382              6,226
      Amortization of intangibles                                  1,453              1,513
      Other operating expense                                     23,823             23,677
                                                            -------------       ------------
            Noninterest expense                                  135,812            135,445
                                                            -------------       ------------
  Income before income taxes                                      95,828             96,060
  Income tax expense                                              32,672             33,525
                                                            -------------       ------------
  Net income                                                     $63,156            $62,535
                                                            =============       ============

  Net income per common share                                      $0.40              $0.40
  Net income per common share - assuming dilution                  $0.40              $0.39
  Return on average assets                                          1.54 %             1.52 %
  Return on average equity                                         15.51 %            15.61 %

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                      THREE MONTHS ENDED
                                                     --------------------------------------------------
                                                       June 30            June 30           CHANGE
                                                         2003               2002
                                                     --------------     --------------     ------------

  Assets
    Cash and due from banks                                 $596.8             $517.6           15 %
    Short-term investments                                   142.6              345.9          (59)
    Securities                                             4,017.0            3,434.9           17
    Mortgage loans held for sale                             546.8              333.4           64
    Loans                                                 11,686.9           11,189.1            4
        Reserve for loan losses                             (214.2)            (211.2)           1
                                                     --------------     --------------
             Loans, net                                   11,472.7           10,977.9            5
    Other assets                                             886.0              813.7            9
                                                     --------------     --------------
        Total assets                                     $17,661.9          $16,423.4            8 %
                                                     ==============     ==============

  Liabilities
    Noninterest-bearing deposits                          $2,909.0           $2,417.7           20 %
    Interest-bearing deposits                             10,754.1           10,416.9            3
                                                     --------------     --------------
        Total deposits                                    13,663.1           12,834.6            6
    Short-term borrowings                                    637.7              641.8           (1)
    Other liabilities                                        423.9              301.6           41
    Federal Home Loan Bank advances                        1,215.2            1,042.7           17
                                                     --------------     --------------
        Total liabilities                                 15,939.9           14,820.7            8

  Shareholders' equity                                     1,722.0            1,602.7            7
                                                     --------------     --------------
        Total liabilities and shareholders' equity       $17,661.9          $16,423.4            8 %
                                                     ==============     ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                      SIX MONTHS ENDED
                                                     --------------------------------------------------
                                                        June 30            June 30           CHANGE
                                                         2003               2002
                                                     --------------     --------------     ------------

  Assets
    Cash and due from banks                                 $597.0             $538.3           11 %
    Short-term investments                                   262.5              305.3          (14)
    Securities                                             3,987.8            3,456.3           15
    Mortgage loans held for sale                             481.9              339.6           42
    Loans                                                 11,580.5           11,161.6            4
        Reserve for loan losses                             (213.6)            (205.4)           4
                                                     --------------     --------------
             Loans, net                                   11,366.9           10,956.2            4
    Other assets                                             865.6              805.0            8
                                                     --------------     --------------
        Total assets                                     $17,561.7          $16,400.7            7 %
                                                     ==============     ==============

  Liabilities
    Noninterest-bearing deposits                          $2,801.6           $2,386.7           17 %
    Interest-bearing deposits                             10,732.1           10,383.3            3
                                                     --------------     --------------
        Total deposits                                    13,533.7           12,770.0            6
    Short-term borrowings                                    584.4              661.5          (12)
    Other liabilities                                        529.0              332.1           59
    Federal Home Loan Bank advances                        1,204.3            1,042.7           15
                                                     --------------     --------------
        Total liabilities                                 15,851.4           14,806.3            7

  Shareholders' equity                                     1,710.3            1,594.4            7
                                                     --------------     --------------
        Total liabilities and shareholders' equity       $17,561.7          $16,400.7            7 %
                                                     ==============     ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                        June 30              June 30
                                                          2003                 2002                CHANGE
                                                     --------------       --------------      --------------

  Assets
    Cash and due from banks                                 $689.0               $543.7              27 %
    Short-term investments                                   100.6                116.6             (14)
    Securities                                             3,873.3              3,280.3              18
    Mortgage loans held for sale                             530.4                381.5              39
    Loans:
        Commercial                                         2,954.7              2,849.4               4
        Small business                                     2,559.4              2,502.8               2
        Consumer                                           6,337.9              5,993.3               6
                                                     --------------       --------------
            Total loans                                   11,852.0             11,345.5               4
        Reserve for loan losses                             (213.1)              (212.3)              -
                                                     --------------       --------------
             Loans, net                                   11,638.9             11,133.2               5
    Other assets                                           1,088.2                830.4              31
                                                     --------------       --------------
        Total assets                                     $17,920.4            $16,285.7              10 %
                                                     ==============       ==============

  Liabilities
    Noninterest-bearing deposits                          $3,068.5             $2,401.2              28 %
    Interest-bearing deposits                             10,632.4             10,380.3               2
                                                     --------------       --------------
        Total deposits                                    13,700.9             12,781.5               7
    Short-term borrowings                                    684.4                628.3               9
    Other liabilities                                        419.5                218.9              92
    Federal Home Loan Bank advances                        1,402.0              1,042.6              34
                                                     --------------       --------------
        Total liabilities                                 16,206.8             14,671.3              10
                                                     --------------       --------------
  Shareholders' equity
    Common stock                                             320.4                318.2               1
    Surplus                                                  497.1                481.4               3
    Retained earnings                                      1,081.6                927.8              17
    Treasury stock                                          (182.7)              (104.1)             76
    Accumulated other comprehensive
           income                                             18.8                 17.6               7
    Unearned compensation                                    (21.6)               (26.5)            (18)
                                                     --------------       --------------
        Total shareholders' equity                         1,713.6              1,614.4               6
                                                     --------------       --------------
        Total liabilities and shareholders' equity       $17,920.4            $16,285.7              10 %
                                                     ==============       ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                               March 31
                                                                2003                CHANGE
                                                            --------------      --------------

  Assets
    Cash and due from banks                                        $695.5              (1)%
    Short-term investments                                          187.8             (46)
    Securities                                                    4,131.8              (6)
    Mortgage loans held for sale                                    496.0               7
    Loans:
        Commercial                                                2,878.8               3
        Small business                                            2,492.9               3
        Consumer                                                  6,178.3               3
                                                            --------------
            Total loans                                          11,550.0               3
        Reserve for loan losses                                    (212.9)              -
                                                            --------------
             Loans, net                                          11,337.1               3
    Other assets                                                    804.0              35
                                                            --------------
        Total assets                                            $17,652.2               2 %
                                                            ==============

  Liabilities
    Noninterest-bearing deposits                                 $2,963.9               4 %
    Interest-bearing deposits                                    10,832.6              (2)
                                                            --------------
        Total deposits                                           13,796.5              (1)
    Short-term borrowings                                           526.6              30
    Other liabilities                                               422.6              (1)
    Federal Home Loan Bank advances                               1,202.1              17
                                                            --------------
        Total liabilities                                        15,947.8               2
                                                            --------------
  Shareholders' equity
    Common stock                                                    319.6               -
    Surplus                                                         492.5               1
    Retained earnings                                             1,043.6               4
    Treasury stock                                                 (157.2)             16
    Accumulated other comprehensive
           income                                                    27.5             (32)
    Unearned compensation                                           (21.6)              -
                                                            --------------
        Total shareholders' equity                                1,704.4               1
                                                            --------------
        Total liabilities and shareholders' equity              $17,652.2               2 %
                                                            ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                     June 30            March 31         December 31
                                                      2003               2003              2002
                                                  -------------      -------------     -------------

  Assets
    Cash and due from banks                             $689.0             $695.5            $729.0
    Short-term investments                               100.6              187.8             383.3
    Securities                                         3,873.3            4,131.8           3,651.7
    Mortgage loans held for sale                         530.4              496.0             526.3
    Loans:
        Commercial                                     2,954.7            2,878.8           2,876.5
        Small business                                 2,559.4            2,492.9           2,507.8
        Consumer                                       6,337.9            6,178.3           6,107.9
                                                  -------------      -------------     -------------
            Total loans                               11,852.0           11,550.0          11,492.2
        Reserve for loan losses                         (213.1)            (212.9)           (212.8)
                                                  -------------      -------------     -------------
             Loans, net                               11,638.9           11,337.1          11,279.4
    Other assets                                       1,088.2              804.0             823.0
                                                  -------------      -------------     -------------
        Total assets                                 $17,920.4          $17,652.2         $17,392.7
                                                  =============      =============     =============

  Liabilities
    Noninterest-bearing deposits                      $3,068.5           $2,963.9          $2,867.3
    Interest-bearing deposits                         10,632.4           10,832.6          10,613.7
                                                  -------------      -------------     -------------
        Total deposits                                13,700.9           13,796.5          13,481.0
    Short-term borrowings                                684.4              526.6             575.5
    Other liabilities                                    419.5              422.6             553.1
    Federal Home Loan Bank advances                    1,402.0            1,202.1           1,102.2
                                                  -------------      -------------     -------------
        Total liabilities                             16,206.8           15,947.8          15,711.8
                                                  -------------      -------------     -------------
  Shareholders' equity
    Common stock                                         320.4              319.6             319.2
    Surplus                                              497.1              492.5             490.1
    Retained earnings                                  1,081.6            1,043.6           1,010.7
    Treasury stock                                      (182.7)            (157.2)           (142.9)
    Accumulated other comprehensive
           income                                         18.8               27.5              25.4
    Unearned compensation                                (21.6)             (21.6)            (21.6)
                                                  -------------      -------------     -------------
        Total shareholders' equity                     1,713.6            1,704.4           1,680.9
                                                  -------------      -------------     -------------
        Total liabilities and shareholders' equity   $17,920.4          $17,652.2         $17,392.7
                                                  =============      =============     =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)

                                                       September 30         June 30
                                                           2002               2002
                                                       --------------     -------------

  Assets
    Cash and due from banks                                   $683.7            $543.7
    Short-term investments                                     101.0             116.6
    Securities                                               3,351.0           3,280.3
    Mortgage loans held for sale                               470.4             381.5
    Loans:
        Commercial                                           2,803.1           2,849.4
        Small business                                       2,541.8           2,502.8
        Consumer                                             6,073.5           5,993.3
                                                       --------------     -------------
            Total loans                                     11,418.4          11,345.5
        Reserve for loan losses                               (212.3)           (212.3)
                                                       --------------     -------------
             Loans, net                                     11,206.1          11,133.2
    Other assets                                               821.0             830.4
                                                       --------------     -------------
        Total assets                                       $16,633.2         $16,285.7
                                                       ==============     =============

  Liabilities
    Noninterest-bearing deposits                            $2,719.4          $2,401.2
    Interest-bearing deposits                               10,352.7          10,380.3
                                                       --------------     -------------
        Total deposits                                      13,072.1          12,781.5
    Short-term borrowings                                      562.7             628.3
    Other liabilities                                          348.2             218.9
    Federal Home Loan Bank advances                          1,002.4           1,042.6
                                                       --------------     -------------
        Total liabilities                                   14,985.4          14,671.3
                                                       --------------     -------------
  Shareholders' equity
    Common stock                                               319.1             318.2
    Surplus                                                    487.6             481.4
    Retained earnings                                          969.1             927.8
    Treasury stock                                            (128.5)           (104.1)
    Accumulated other comprehensive
           income                                               27.0              17.6
    Unearned compensation                                      (26.5)            (26.5)
                                                       --------------     -------------
        Total shareholders' equity                           1,647.8           1,614.4
                                                       --------------     -------------
        Total liabilities and shareholders' equity         $16,633.2         $16,285.7
                                                       ==============     =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                          2Q 2003            1Q 2003
                                                       --------------      -------------

    Net income per common share                                $0.40              $0.36
    Net income per common share - assuming dilution            $0.39              $0.36
    Return on average assets                                    1.39 %             1.29 %
    Return on average equity                                   14.26 %            13.24 %
    Net interest margin--taxable equivalent                     4.32 %             4.42 %
    Efficiency ratio                                           59.00 %            56.97 %
    Common shares outstanding (000s)                         155,896            156,864
    Average common shares outstanding (000s)(1)              154,875            155,410
    Average common shares outstanding (000s)
          - assuming dilution(1)                             156,857            157,416
    Book value per common share                               $11.11             $10.98
    Average equity as a % of average assets                     9.75 %             9.73 %
    Leverage ratio                                              8.39 %             8.34 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $57,202            $51,978
    Foreclosed assets                                          6,981              6,671
    Excess bank-owned property                                   481                902
                                                       --------------      -------------
        Total nonperforming assets                           $64,664            $59,551
                                                       ==============      =============
    Loans 90 days or more past due                            $5,810             $8,530
    Provision for loan losses                                $13,000            $17,750
    Net charge-offs                                          $12,729            $17,633
    Reserve for loan losses                                 $213,153           $212,882
    Net charge-offs as a % of average loans                     0.44 %             0.61 %
    Reserves as a % of total loans                              1.80 %             1.84 %
    Reserves as a % of nonperforming loans                    372.63 %           409.56 %
    Nonperforming loan ratio                                    0.48 %             0.45 %
    Nonperforming asset ratio                                   0.55 %             0.52 %

(1)    net of uncommitted ESOP shares


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                          4Q 2002            3Q 2002             2Q 2002
                                                       --------------      -------------      --------------

    Net income per common share                                $0.42              $0.40               $0.40
    Net income per common share - assuming dilution            $0.41              $0.40               $0.39
    Return on average assets                                    1.53 %             1.54 %              1.52 %
    Return on average equity                                   15.66 %            15.51 %             15.61 %
    Net interest margin--taxable equivalent                     4.60 %             4.82 %              4.66 %
    Efficiency ratio                                           53.91 %            53.65 %             52.07 %
    Common shares outstanding (000s)                         157,412            158,123             158,915
    Average common shares outstanding (000s)(1)              155,762            156,337             157,548
    Average common shares outstanding (000s)
          - assuming dilution(1)                             158,053            159,208             160,570
    Book value per common share                               $10.79             $10.56              $10.29
    Average equity as a % of average assets                     9.76 %             9.90 %              9.76 %
    Leverage ratio                                              8.45 %             8.50 %              8.37 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $54,880            $58,884             $63,408
    Foreclosed assets                                          5,919              5,470               6,406
    Excess bank-owned property                                   902                978                 978
                                                       --------------      -------------      --------------
        Total nonperforming assets                           $61,701            $65,332             $70,792
                                                       ==============      =============      ==============
    Loans 90 days or more past due                           $10,843             $9,124              $7,789
    Provision for loan losses                                $15,000            $18,125             $20,000
    Net charge-offs                                          $14,578            $18,125             $12,894
    Reserve for loan losses                                 $212,765           $212,343            $212,343
    Net charge-offs as a % of average loans                     0.51 %             0.64 %              0.46 %
    Reserves as a % of total loans                              1.85 %             1.86 %              1.87 %
    Reserves as a % of nonperforming loans                    387.69 %           360.61 %            334.88 %
    Nonperforming loan ratio                                    0.48 %             0.52 %              0.56 %
    Nonperforming asset ratio                                   0.54 %             0.57 %              0.62 %

(1)    net of uncommitted ESOP shares


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,                                                  QUARTER ENDED
taxable-equivalent interest $ in thousands)          --------------------------------------------------------------------------
                                                              June 30, 2003                            March 31, 2003
                                                     ----------------------------------       ---------------------------------
                                                      Average                                  Average
                                                      Balance      Interest     Rate           Balance     Interest      Rate
                                                     ----------------------------------       ---------------------------------

Assets
   Interest-earning assets:
       Loans                                          $11,686.9     $184,521    6.33 %         $11,472.7    $183,862    6.49 %
       Securities                                       3,907.1       41,040    4.20             3,579.7      41,868    4.68
       Short-term investments                             142.6          674    1.90               383.7       1,377    1.46
       Mortgage loans held for sale                       546.8        6,942    5.08               416.2       5,479    5.27
                                                     -----------  -----------                 -----------  ----------
           Total interest-earning assets               16,283.4     $233,177    5.74 %          15,852.3    $232,586    5.93 %
                                                                  -----------                              ----------
   Reserve for loan losses                               (214.2)                                  (212.9)
   Noninterest-earning assets                           1,592.7                                  1,821.0
                                                     -----------                              -----------
           Total assets                               $17,661.9                                $17,460.4
                                                     ===========                              ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $6,031.8      $12,082    0.80 %          $5,941.5     $11,988    0.82 %
       Other consumer time deposits                     2,335.4       17,227    2.96             2,392.8      18,350    3.11
       Public fund certificates of deposit
          of $100,000 or more                             905.4        3,871    1.71               916.3       4,294    1.90
       Certificates of deposit of $100,000 or more        930.3        6,930    2.99               929.0       7,155    3.12
       Foreign time deposits                              551.2        1,502    1.09               530.3       1,533    1.17
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing deposits             10,754.1       41,612    1.55            10,709.9      43,320    1.64
       Short-term borrowings                              637.7        1,733    1.09               530.6       1,500    1.15
       Federal Home Loan Bank advances                  1,215.2       14,324    4.73             1,193.3      14,207    4.83
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing liabilities          12,607.0      $57,669    1.83 %          12,433.8     $59,027    1.93 %
                                                     -----------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,909.0                                  2,693.0
       Other liabilities                                  423.9                                    635.1
                                                     -----------                              -----------
           Total noninterest-bearing liabilities        3,332.9                                  3,328.1
                                                     -----------                              -----------
   Total shareholders' equity                           1,722.0                                  1,698.5
                                                     -----------                              -----------
           Total liabilities and shareholders' equity $17,661.9                                $17,460.4
                                                     ===========                              ===========
Net interest income/margin                                          $175,508    4.32 %                      $173,559    4.42 %
                                                                  ===========                              ==========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,                              QUARTER ENDED
taxable-equivalent interest $ in thousands)          ----------------------------------
                                                              June 30, 2002
                                                     ----------------------------------
                                                      Average
                                                      Balance      Interest     Rate
                                                     -----------  -----------  --------

Assets
   Interest-earning assets:
       Loans                                          $11,189.1     $196,944    7.06 %
       Securities                                       3,327.6       45,003    5.41
       Short-term investments                             345.9        2,069    2.40
       Mortgage loans held for sale                       333.4        5,546    6.65
                                                     -----------  -----------
           Total interest-earning assets               15,196.0     $249,562    6.58 %
                                                                  -----------
   Reserve for loan losses                               (211.2)
   Noninterest-earning assets                           1,438.6
                                                     -----------
           Total assets                               $16,423.4
                                                     ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,490.5      $16,409    1.20 %
       Other consumer time deposits                     2,557.2       24,653    3.87
       Public fund certificates of deposit
          of $100,000 or more                             955.8        5,730    2.40
       Certificates of deposit of $100,000 or more        872.4        8,236    3.79
       Foreign time deposits                              541.0        2,068    1.53
                                                     -----------  -----------
           Total interest-bearing deposits             10,416.9       57,096    2.20
       Short-term borrowings                              641.8        2,371    1.48
       Federal Home Loan Bank advances                  1,042.7       13,296    5.11
                                                     -----------  -----------
           Total interest-bearing liabilities          12,101.4      $72,763    2.41 %
                                                     -----------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,417.7
       Other liabilities                                  301.6
                                                     -----------
           Total noninterest-bearing liabilities        2,719.3
                                                     -----------
   Total shareholders' equity                           1,602.7
                                                     -----------
           Total liabilities and shareholders' equity $16,423.4
                                                     ===========
Net interest income/margin                                          $176,799    4.66 %
                                                                  ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                          SIX MONTHS ENDED
                                                       -----------------------------------------
                                                                      June 30, 2003
                                                         Average
                                                         Balance         Interest       Rate
                                                       --------------  ------------  -----------
Assets
   Interest-earning assets:
       Loans                                             $11,580.5        $368,383       6.41 %
       Securities                                          3,744.3          82,908       4.43
       Short-term investments                                262.5           2,051       1.58
       Mortgage loans held for sale                          481.9          12,421       5.16
                                                       ------------     -----------
           Total interest-earning assets                  16,069.2        $465,763       5.83 %
                                                                        -----------
   Reserve for loan losses                                  (213.6)
   Noninterest-earning assets                              1,706.1
                                                       ------------
           Total assets                                  $17,561.7
                                                       ============

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,986.9         $24,070       0.81 %
       Other consumer time deposits                        2,363.9          35,577       3.03
       Public fund certificates of deposit
          of $100,000 or more                                910.8           8,165       1.81
       Certificates of deposit of $100,000 or more           929.7          14,085       3.06
       Foreign time deposits                                 540.8           3,035       1.13
                                                       ------------     -----------
           Total interest-bearing deposits                10,732.1          84,932       1.60
       Short-term borrowings                                 584.4           3,233       1.12
       Federal Home Loan Bank advances                     1,204.3          28,531       4.78
                                                       ------------     -----------
           Total interest-bearing liabilities             12,520.8        $116,696       1.88 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,801.6
       Other liabilities                                     529.0
                                                       ------------
           Total noninterest-bearing liabilities           3,330.6
                                                       ------------
   Total shareholders' equity                              1,710.3
                                                       ------------
           Total liabilities and shareholders' equity    $17,561.7
                                                       ============
Net interest income/margin                                                $349,067       4.37 %
                                                                        ===========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                          June 30, 2002
                                                       -----------------------------------------
                                                         Average
                                                         Balance         Interest       Rate
                                                       ---------------  -------------  ---------

Assets
   Interest-earning assets:
       Loans                                             $11,161.6        $392,764       7.09 %
       Securities                                          3,320.8          90,653       5.46
       Short-term investments                                305.3           3,604       2.38
       Mortgage loans held for sale                          339.6          10,977       6.47
                                                       ------------     -----------
           Total interest-earning assets                  15,127.3        $497,998       6.62 %
                                                                        -----------
   Reserve for loan losses                                  (205.4)
   Noninterest-earning assets                              1,478.8
                                                       ------------
           Total assets                                  $16,400.7
                                                       ============

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,523.3         $33,591       1.23 %
       Other consumer time deposits                        2,556.4          51,082       4.03
       Public fund certificates of deposit
          of $100,000 or more                                896.6          10,974       2.47
       Certificates of deposit of $100,000 or more           856.0          16,706       3.94
       Foreign time deposits                                 551.0           4,287       1.57
                                                       ------------     -----------
           Total interest-bearing deposits                10,383.3         116,640       2.27
       Short-term borrowings                                 661.5           4,917       1.50
       Federal Home Loan Bank advances                     1,042.7          26,527       5.13
                                                       ------------     -----------
           Total interest-bearing liabilities             12,087.5        $148,084       2.47 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,386.7
       Other liabilities                                     332.1
                                                       ------------
           Total noninterest-bearing liabilities           2,718.8
                                                       ------------
   Total shareholders' equity                              1,594.4
                                                       ------------
           Total liabilities and shareholders' equity    $16,400.7
                                                       ============
Net interest income/margin                                                $349,914       4.65 %
                                                                        ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)
                                                                           2Q 2003            1Q 2003
                                                                        --------------     --------------

    Mortgage loan origination and servicing fees                               $9,286             $9,398
    Gains on sales of mortgage loans                                           19,143             12,263
    Amortization of mortgage servicing rights                                 (14,350)           (12,104)
    Provision for temporary impairment of mortgage servicing rights           (28,000)           (14,500)
                                                                        --------------     --------------
    Mortgage banking                                                         ($13,921)           ($4,943)
                                                                        ==============     ==============

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                       $9,810,180         $9,370,904
    Weighted average annual note rate                                            6.37 %             6.56 %
    Capitalized mortgage servicing rights, net                                $88,439           $106,610
    Mortgage servicing rights as a percentage of servicing portfolio             0.90 %             1.14 %
    Average annual servicing fee (basis points)                                  27.7               27.8
    Mortgage servicing rights as a multiple of average annual servicing fee     3.25x              4.09x
    Weighted average annual prepayment speed assumption                          35.2 %             29.1 %
    Weighted average annual discount rate                                         9.3 %              9.3 %
    Weighted average life (months)                                                 33                 39



FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)

                                                                           4Q 2002            3Q 2002           2Q 2002
                                                                        --------------     --------------     -------------

    Mortgage loan origination and servicing fees                               $9,322             $9,288            $8,689
    Gains on sales of mortgage loans                                           12,389              3,498             3,886
    Amortization of mortgage servicing rights                                 (10,069)            (8,028)           (5,519)
    Provision for temporary impairment of mortgage servicing rights            (8,000)           (13,499)           (1,700)
                                                                        --------------     --------------     -------------
    Mortgage banking                                                           $3,642            ($8,741)           $5,356
                                                                        ==============     ==============     =============

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                       $8,971,247         $8,476,363        $8,031,779
    Weighted average annual note rate                                            6.80 %             6.87 %            6.91 %
    Capitalized mortgage servicing rights, net                               $114,403           $109,414          $113,223
    Mortgage servicing rights as a percentage of servicing portfolio             1.28 %             1.29 %            1.41 %
    Average annual servicing fee (basis points)                                  28.0               28.1              28.2
    Mortgage servicing rights as a multiple of average annual servicing fee     4.55x              4.59x             5.00x
    Weighted average annual prepayment speed assumption                          26.0 %             19.9 %            14.3 %
    Weighted average annual discount rate                                         9.3 %              9.9 %             9.9 %
    Weighted average life (months)                                                 44                 58                78
